UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SELECT ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-4561945
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

1820 North I-35, P.O. Box 1715 Gainesville, Texas 76241
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-216404

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                 Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Class A common stock, par value $0.01 per share (the “Common Stock”), of Select Energy Services, Inc., a Delaware corporation (the “Registrant”).

A description of the Common Stock is set forth under the captions “Summary” and “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-216404), initially filed with the Securities and Exchange Commission on March 2, 2017. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                                 Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SELECT ENERGY SERVICES, INC.

	By:	/s/ GARY GILLETTE
	Name:	Gary Gillette
	Title:	Chief Financial Officer and Senior Vice President

Date: April 18, 2017

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